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November 11, 1998


Securities and Exchange Commission
Washington, D.C. 20549

Re:     Santa Barbara Restaurant Group, Inc.
        File No. 1-10576

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Santa Barbara Restaurant Group, Inc dated November 11, 1998, and agree with the statements contained in paragraphs 1 through 5.
 .
With respect to Item 4 paragraph 6, which relates to consultations with KPMG Peat Marwick LLP, we do not have sufficient knowledge for us to comment on this statement.

Very truly yours,

        GRANT THORNTON LLP